U.S. Bank | Confidential 1 U.S. Bancorp 2Q25 Earnings Conference Call July 17, 2025

U.S. Bancorp 2 Forward-looking Statements and Additional Information The following information appears in accordance with the Private Securities Litigation Reform Act of 1995: This presentation contains forward-looking statements about U.S. Bancorp. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are based on the information available to, and assumptions and estimates made by, management as of the date hereof. These forward-looking statements cover, among other things, future economic conditions and the anticipated future revenue, expenses, financial condition, asset quality, capital and liquidity levels, plans, prospects and operations of U.S. Bancorp. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “projects,” “forecasts,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those set forth in forward-looking statements, including the following risks and uncertainties: deterioration in general business and economic conditions or turbulence in domestic or global financial markets, which could adversely affect U.S. Bancorp’s revenues and the values of its assets and liabilities, reduce the availability of funding to certain financial institutions, lead to a tightening of credit, and increase stock price volatility; turmoil and volatility in the financial services industry, including failures or rumors of failures of other depository institutions, which could affect the ability of depository institutions, including U.S. Bank National Association, to attract and retain depositors, and could affect the ability of financial services providers, including U.S. Bancorp, to borrow or raise capital; changes to statutes, regulations, or regulatory policies or practices, including capital and liquidity requirements, and the enforcement and interpretation of such laws and regulations, and U.S. Bancorp’s ability to address or satisfy those requirements and other requirements or conditions imposed by regulatory entities; changes in trade policy, including the imposition of tariffs or the impacts of retaliatory tariffs; changes in interest rates; increases in unemployment rates; deterioration in the credit quality of U.S. Bancorp’s loan portfolios or in the value of the collateral securing those loans; changes in commercial real estate occupancy rates; increases in Federal Deposit Insurance Corporation (FDIC) assessments, including due to bank failures; actions taken by governmental agencies to stabilize the financial system and the effectiveness of such actions; uncertainty regarding the content, timing, and impact of changes to regulatory capital, liquidity and resolution-related requirements applicable to large banking organizations in response to adverse developments affecting the banking sector; risks related to originating and selling mortgages, including repurchase and indemnity demands, and related to U.S. Bancorp’s role as a loan servicer; impacts of current, pending or future litigation and governmental proceedings; increased competition from both banks and non-banks; effects of climate change and related physical and transition risks; changes in customer behavior and preferences and the ability to implement technological changes to respond to customer needs and meet competitive demands; breaches in data security; failures or disruptions in or breaches of U.S. Bancorp’s operational, technology or security systems or infrastructure, or those of third parties, including as a result of cybersecurity incidents; failures to safeguard personal information; impacts of pandemics, natural disasters, terrorist activities, civil unrest, international hostilities and geopolitical events; impacts of supply chain disruptions, rising inflation, slower growth or a recession; failure to execute on strategic or operational plans; effects of mergers and acquisitions and related integration; effects of critical accounting policies and judgments; effects of changes in or interpretations of tax laws and regulations; management’s ability to effectively manage credit risk, market risk, operational risk, compliance risk, strategic risk, interest rate risk, liquidity risk and reputation risk; and the risks and uncertainties more fully discussed in the section entitled “Risk Factors” of U.S. Bancorp’s Form 10-K for the year ended December 31, 2024, and subsequent filings with the Securities and Exchange Commission. Factors other than these risks also could adversely affect U.S. Bancorp’s results, and the reader should not consider these risks to be a complete set of all potential risks or uncertainties. Readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date hereof, and U.S. Bancorp undertakes no obligation to update them in light of new information or future events. This presentation includes non-GAAP financial measures to describe U.S. Bancorp’s performance. The calculations of these measures are provided in the Appendix. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management does not provide a reconciliation for forward-looking non-GAAP financial measures where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the difficulty forecasting the occurrence and the financial impact of various items that have not yet occurred, are out of U.S. Bancorp’s control or cannot be reasonably predicted. For the same reasons, U.S. Bancorp’s management is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

U.S. Bancorp 3 • Positive operating leverage › Four straight quarters of year-over-year revenues outpacing expenses, as adjusted1 • Prudent expense management › Improving efficiency; Seven consecutive quarters of flat expenses, as adjusted1 • Solid fee growth › Diversified fee income portfolio represents ~42% of total net revenue • Stable credit quality › Asset quality metrics and trends generally stable to improving; Reserve release driven by strategic loan sales • Balance sheet positioning › Actions taken to reposition the balance sheet for margin expansion; Fixed asset repricing tailwinds 2Q25 Highlights $1.11 13% vs 2Q24 (Adj.)1 59.2% Earnings Per Share Efficiency Ratio1 YoY Adjusted Positive Operating Leverage1 Return on Tangible Common Equity1 1 Non-GAAP; See appendix for calculations and description of notable items 250 bps 18.0% 2Q25 Total Fee Revenue Growth (YoY) 4.6%

U.S. Bancorp 4 An Exceptional Banking Franchise As a % of Total Revenue1,2 ■ Payment Services ■ Consumer & Business Banking ■ Wealth, Corporate, Commercial & Institutional Banking Fee income represents 42% of U.S. Bancorp’s total net revenue1 Balance sheet3 Clients4 $673B Assets ~13M Consumers $613B Earning assets ~1.4M Businesses $503B Deposits ~500K Wealth clients $379B Loans ~45K Corporate and Institutional Key statistics $936B Total purchase volume5 $536B Assets under management4 ~$11T Assets under custody and administration6 105 Fortune Global Company ranked by revenue7 32% 42% 26% 1 For the six months ended June 30, 2025 taxable-equivalent basis. 2 Business line revenue percentages exclude Treasury and Corporate Support; Non- GAAP; see appendix for reconciliation. 3 Average balances for 2Q25. 4 Data as of May 30, 2025. 5 Total purchase volume shown on a trailing 12-month basis for Retail Payment Solutions (Payments: Consumer and Small Business), Corporate Payment Solutions and Merchant Acquiring for 2Q25. 6 Amount reported as of June 30, 2025. 7 Source: Fortune Global 500 Ranking (2025) Map does not include our European locations Client centers Branch network

Harvesting Our Strategic Investments

Digital capabilities are unlocking scalable, long-term productivity

__7 consecutive quarters__ of stable expenses;
Positive operating leverage for __4 straight quarters__[1]


$4,204
$4,194
$4,188
$4,204
$4,202
$4,232
$4,181
(470)
(420)
(230)
30
190
270
250
4Q23
1Q24
2Q24
3Q24
4Q24
1Q25
2Q25
Noninterest expense ($M)[1]
YoY operating leverage excluding securities gains (losses) and notable items (bps)[1]

Achieving __sustainable productivity__ from an assortment of strategic digital investments

Enterprise Digital:

- Digital app and self-service capabilities
- Cloud migration
- Core system modernization
- Customer relationship management
- AI/Machine Learning (ML) initiatives
- Contact center automation / productivity

Product Specific:

- Loan underwriting
- Custody management
- Foreign exchange
- Card issuance
- Mortgage processing

U.S. Bancorp

[1] Non-GAAP; Noninterest expense for 4Q23, 1Q24, 2Q24, and 4Q24 excludes notable items; YoY operating leverage excludes notable items; see the appendix for calculations and description of notable items

5

An Attractive and Diversified Portfolio

Business Mix



Higher
Recent Revenue Growth[2]
Lower
Institutional Client Group
Consumer & Business Banking
CRE & Equipment Lending
Payments Consumer & Small Business
Wealth
Investment Services[3]
Capital Markets[4]
Merchant Payment Services
Corporate Payment Systems
Mortgage & Auto
Lower
Fee Income %[1]
Higher

- Business mix provides ***earnings stability*** amid continued macro uncertainty
- A unique, fee income portfolio that features businesses supported by ***new growth strategies*** and ***execution-focused initiatives***
- Concentrated efforts ***offset the impact of slower macro conditions*** on more established revenue channels



New growth strategies
Execution focus
Slow macroeconomic environment
Bubble size aligns to 1H 2025 revenue

[1] Fee Income % for the six months ended June 30, 2025
[2] Recent revenue growth reflects 2022-2024 revenue CAGRs including Funds Transfer Pricing (FTP) residual
[3] Investment Services includes Global Corporate Trust, Global Fund Services, Asset Management & Institutional Services
[4] Capital Markets includes Commercial Products and Impact Finance

U.S. Bancorp
6

A More Balanced, Higher Quality Revenue Mix



Fee Contribution by Business Line
37%
26%
37%
38%
38%
24%
36%
40%
24%
FY 2015
FY 2023
1H 2025
Payments
Institutional
Consumer / Other
45%
38%
42%
Fees as a % of total net revenue

Investing to drive a ***higher fee mix*** and ***better quality***, as we shift beyond traditional banking products and services to deliver ***sustainable growth***.

Our efforts extend beyond...

- Greater ***interconnectedness*** across the franchise
- Better leveraging our ***balance sheet***
- ***Expansion markets***
- Selective ***bolt-on acquisitions*** (e.g. Corporate Trust, PFM)

U.S. Bancorp

Payments = card, corporate payment products and merchant processing
Institutional = trust and investment management fees, capital markets revenue, and investment product fees
Consumer / Other fees = service charges, mortgage banking revenue, and other fee revenue

7

U.S. Bancorp 8 Asset Mix Shift Targets Multi-Service Clients 58% 57% 53% 42% 43% 47% Commercial Real Estate, Mortgage and Other Retail Commercial and Credit Card 12/31/2015 12/31/2023 6/30/2025 Advancing our strategy to grow attractive, high-return loan portfolios that support client depth: • Deepening relationships through more integrated product offerings and services • Maintaining our risk discipline while also enhancing our returns via a more optimized portfolio mix • Strategic actions, including targeted assets sales, to improve our capital, liquidity, and NII/NIM trajectory Loan Composition 51% Multi-service client %1 35% Loan composition based on ending balances 1 As of May 31, 2025; 2 Commercial and Credit Card includes Wholesale loan and Credit Card clients; 3 Commercial Real Estate, Mortgage and Other Retail includes CRE, Mortgage, Dealer Services, and other loan clients; 4 Includes $4.6B of covered loans as of 12/31/2015 4 Contributes ~3x more revenue than a single-service client 2 3

2Q25 Results Summary

Income Statement

$ in millions, except EPS	2Q25	Change vs. Prior Period 1Q25	Change vs. Prior Period 2Q24 (Adj.)[1]
Net interest income[2]	**$4,080**	(1.0) %	0.7 %
Noninterest income	**2,924**	3.1	3.9
Noninterest expense	**4,181**	(1.2)	(0.2)
Net income to company	**1,815**	6.2	11.9
Diluted EPS	**$1.11**	7.8	13.3

Balance Sheet

$ in billions	Ending balance 2Q25	Avg balance 2Q25	Average Period Balance change vs. 1Q25	Average Period Balance change vs. 2Q24
Total assets	**$686.4**	**$673.3**	0.6 %	1.2 %
Earning assets	**622.1**	**613.3**	0.5	0.7
Total loans	**380.2**	**378.5**	(0.1)	1.0
Total deposits	**518.7**	**502.9**	(0.7)	(2.1)

Credit Quality

$ in millions	2Q25	Change vs. 1Q25	Change vs. 2Q24
Nonperforming assets	**$1,680**	(2.7) %	(9.3) %
NPA ratio	**0.44 %**	(1) bps	(5) bps
Net charge-off ratio	**0.59 %**	0 bps	1 bps
90+ day delinquency	**0.25 %**	4 bps	6 bps

Capital

	2Q25	Change vs. 1Q25	Change vs. 2Q24
CET1 capital ratio[3,4]	**10.7 %**	(2) bps	45 bps
Total risk-based capital ratio[4]	**14.3 %**	(10) bps	30 bps
Book value per share	**$35.06**	2.6 %	10.3 %
Tangible book value per share[1]	**$26.52**	3.4 %	14.6 %
Earnings returned (millions)[5]	**$890**		

[1] Non-GAAP; see the appendix for calculations and description of notable items. [2] Taxable-equivalent basis; see appendix for calculation. [3] Common equity tier 1 capital to risk-weighted assets. [4] 2Q24 reflects Basel III standardized approach with 5 year current expected credit losses (CECL) transition; 1Q25 and 2Q25 fully reflect implementation related to the CECL methodology. [5] Earnings returned (millions) = total common dividends paid and aggregate value of common shares repurchased inclusive of treasury shares repurchased in connection with stock compensation plans

U.S. Bancorp 9

U.S. Bancorp 10 Performance Ratios 1 Non-GAAP; see appendix for calculations and description of notable items 2 Net interest margin on a taxable-equivalent basis 0.98% 1.04% 1.08% 0.97% Return on Average Assets Adjusted for notable items 2Q24 1Q25 2Q25 12.6% 12.3% 12.9% 12.4% Return on Average Common Equity Adjusted for notable items 2Q24 1Q25 2Q25 18.6% 17.5% 18.0% 18.4% Return on Tangible Common Equity Adjusted for notable items 2Q24 1Q25 2Q25 61.0% 60.8% 59.2% 60.7% 59.2% 2.67% 2.72% 2.66% Adjusted Efficiency Ratio Efficiency Ratio Net Interest Margin 2Q24 1Q25 2Q25 Return on Average Assets Return on Average Common Equity Return on Tangible Common Equity1 Efficiency Ratio1 & Net Interest Margin 2 1 1 1 1 2

U.S. Bancorp 11 16% 16% 16% 16% 16% 14% 14% 14% 14% 14% 70% 70% 70% 70% 70% 2Q24 3Q24 4Q24 1Q25 2Q25 Balance Sheet Summary Proactive balance sheet management and pricing discipline Total Average Deposits Linked Quarter Highlights Total Average Loans $375 $374 $376 $379 $379 6.19% 6.25% 6.03% 5.91% 5.89% Average Balance Avg Yield % 2Q24 3Q24 4Q24 1Q25 2Q25 Investment Portfolio End of Period Balances $ in billions 1 Balances exclude unrealized gains (losses) $168 $167 $171 $171 $174 3.15% 3.20% 3.14% 3.10% 3.18% Ending Balance Avg Yield % 2Q24 3Q24 4Q24 1Q25 2Q25 1 $514 $509 $512 $507 30% 30% 30% 30% $503 Non-Interest Bearing Low-Cost Consumer Deposits Interest Bearing 30% • Deposit decline reflects seasonal tax outflows; Prioritizing relationship-based deposit growth • Average loan growth of 0.4%, excl. $5.5B of loan sales • Total average C&I and credit card growth of 2.3% • Investment portfolio yield benefited from mortgage sale reinvestment and more favorable repricing

U.S. Bancorp 12$ in millions 1 Non-GAAP; see appendix for calculations 2Q25 1Q25 2Q24 Loans $5,548 $5,533 $5,761 Loans held for sale 59 28 41 Investment securities 1,355 1,308 1,294 Other interest income 642 647 889 Total interest income $7,604 $7,516 $7,985 Deposits $2,541 $2,511 $3,028 Short-term borrowings 291 249 296 Long-term debt 721 664 638 Total interest expense $3,553 $3,424 $3,962 Net interest income $4,051 $4,092 $4,023 Taxable-equivalent adjustment 29 30 29 Net interest income, on a taxable-equivalent basis1 $4,080 $4,122 $4,052 Net interest margin (taxable-equivalent basis) 2.66% 2.72% 2.67 % Net Interest Income (taxable-equivalent basis)1 -1.0% linked quarter +0.7% year-over-year Net Interest Income • Year-over-year performance primarily due to the impact of fixed asset repricing, loan mix, and lower rates paid on interest-bearing deposits, partially offset by lower noninterest-bearing deposit balances • Linked quarter decline driven by competitive deposit pricing pressure and rotation into higher rate products • Linked quarter net interest margin decline driven by elevated balance sheet (-3 bps) and deposit pricing pressures (-3 bps)

U.S. Bancorp 13 • Year-over-year increase driven by higher revenue across most fee income categories partially offset by lower mortgage banking revenue • On a linked quarter basis, noninterest income improvement was driven by higher payment services revenue, treasury management fees, and trust and investment management fees $ in millions Payments = card, corporate payment products and merchant processing Treasury management fees included within service charges 2Q25 1Q25 2Q24 Payments $1,108 $1,002 $1,077 Trust and investment management 703 680 649 Service charges 336 315 322 Capital markets revenue 390 382 374 Mortgage banking revenue 162 173 190 Investment product fees 90 87 82 Other 192 197 157 Total fee revenue 2,981 2,836 2,851 Securities gains (losses), net (57) — (36) Noninterest Income $2,924 $2,836 $2,815 Noninterest Income Fee Income +5.1% linked quarter +4.6% year-over-year Noninterest Income +3.1% linked quarter +3.9% year-over-year

U.S. Bancorp 14 • Year-over-year decrease in noninterest expense, as adjusted, was driven by lower compensation and benefits, occupancy and equipment, and professional services expenses • On a linked quarter basis, decrease in noninterest expense was driven by lower compensation and benefits, and marketing and business development expenses $ in millions 1 Non-GAAP; see the appendix for calculations and description of notable items 2Q25 1Q25 2Q24 Compensation and benefits $2,600 $2,637 $2,619 Technology and communications 534 533 509 Occupancy and equipment 301 306 316 Professional services 109 98 116 Marketing and business development 161 182 158 All other 476 476 470 Total noninterest expense, adjusted1 $4,181 $4,232 $4,188 Notable items1 — — 26 Total noninterest expense, reported $4,181 $4,232 $4,214 Noninterest Expense Reported -1.2% linked quarter -0.8% year-over-year Excluding Notable Items1 -1.2% linked quarter -0.2% year-over-year

U.S. Bancorp 15 $568 $557 $560 $537 $501 $538 $564 $562 $547 $554 $30 NCOs Reserve Build (Release) Allowance for Credit Losses/ Period-end Loans 2Q24 3Q24 4Q24 1Q25 2Q25 Amount ($B) Reserve (%) Commercial $2.2 1.5% Commercial real estate 1.4 2.9% Residential mortgage 0.8 0.7% Credit card 2.7 8.9% Other retail 0.8 2.0% Total $7.9 2.1% Change vs. 2Q25 1Q25 2Q24 Nonperforming assets Balance $1,680 $(47) $(172) NPAs/period-end loans plus OREO 0.44% (1) bps (5) bps Net charge-offs NCOs $554 $7 $16 NCOs/avg loans 0.59% 0 bps 1 bps Provision for Credit Losses $ in millions, unless specified Credit Quality Credit quality stable-to-improving despite ongoing economic uncertainty Net Charge-offs and Nonperforming Assets Highlights Allowance for Credit Losses by Loan Category, 2Q25 • $53M reserve release driven by strategic loan sales • Reserve coverage ratio held flat at 2.07% • CECL forecasted peak unemployment rate of 6.0% 2.11% 2.12% 2.09% 2.07% 2.07% ($7) ($2) ($10) ($53)

Capital Management

Improved preliminary stress capital buffer; Modest share buybacks this quarter


CET1 Ratio[1]
8.5%
10.3%
10.5%
10.6%
10.8%
10.7%
7.6% CET1 Ratio Regulatory Minimum Binding Capital Constraint
1Q23
2Q24
3Q24
4Q24
1Q25
2Q25
6.5%
8.1%
8.6%
8.6%
8.8%
8.9%
CET1 Ratio Including AOCI[2]

2nd Quarter Highlights

- Capital build, through earnings accretion, offset by distributions and client activity-driven RWA growth; Completed common stock repurchases of $100 million in the second quarter
- 2025 CCAR preliminary stress capital buffer improved 50 bps to 2.6%; Planned capital actions included a 4% increase to quarterly common dividend in the third quarter (subject to Board approval)

U.S. Bancorp

[1] Ratios for periods prior to January 1, 2025 calculated in accordance with transitional regulatory requirements related to the CECL methodology; 1Q25 and 2Q25 fully reflect implementation related to the CECL methodology
[2] Non GAAP; see appendix for calculations

16

Guidance – 3Q and FY 2025

2Q25 Performance

	2Q Guidance	2Q Result
Net interest income[1]	$4.1B to $4.2B	$4,080M
Total noninterest income	~$2.9B	$2,924M
Total noninterest expense	$4.2B or Lower	$4,181M
Positive operating leverage[2,3]	200+ bps	250 bps

3Q25 Guidance

Net interest income[1]	**$4.1B to $4.2B**
Total fee revenue	**~$3.0B**
Total noninterest expense	**$4.2B or Lower**
Positive operating leverage[2,3]	**200+ bps**

FY 2025 Guidance

Total net revenue[2]	**+3% to 5%** *vs. FY 2024 of $27.6B[1,2]*
Positive operating leverage[2,3]	**200+ bps**

All guidance is on an adjusted basis
[1] Taxable-equivalent basis; see appendix for calculation; [2] Non-GAAP excluding notable items and securities gains and losses; See appendix for calculations and description of notable items; [3] As calculated on a year-over-year basis

U.S. Bancorp
17

U.S. Bancorp 18 Marching Towards Our Medium-Term Targets 2Q 2024 1Q 2025 2Q 2025 Medium-term Target5 Return on Average Assets 0.98%1 1.04% 1.08% 1.15% to 1.35% Return on Tangible Common Equity 18.6%1 17.5% 18.0% High teens Fee Revenue Growth (YoY)2 3.9%1 5.1% 4.6% Mid-single digits Efficiency Ratio 60.7%1 60.8% 59.2% Mid-to-high 50s Operating Leverage (YoY)1,2 (230) bps 270 bps 250 bps Committed to positive operating leverage CET1 Capital Ratio (Cat III)3 10.3% 10.8% 10.7% ~10% Cat II pro forma CET1 Capital Ratio with AOCI4 8.1% 8.8% 8.9% 1 Non-GAAP; as adjusted for notable items; see appendix for calculation and description of notable items. 2 Excludes securities gains (losses). 3 2Q24 ratio calculated in accordance with transitional regulatory requirements related to the CECL methodology; 2Q25 fully reflects implementation related to the CECL methodology. 4 Non-GAAP; see appendix for calculation. 5 Medium-term represents 2026 & 2027; subject to economic assumptions outlined in the appendix. 4 4 4 4 1

U.S. Bancorp 19 Strategically Operating with Urgency • Diversified revenue mix proved resilient in delivering strong net income growth, despite NII headwinds • A more balanced, higher quality fee mix; Repositioning the balance sheet to boost NII / target multi-service clients • Executing on expense initiatives, organic revenue growth, and payments transformation objectives to hit medium-term targets

U.S. Bancorp 20 Appendix

Income Statement Detail

$ in millions, except EPS	2Q25	1Q25	2Q24	Reported % Change vs 1Q25		Reported % Change vs 2Q24		Notable Items[2] 2Q24	Excluding Notable Items[2] % Change vs 2Q24	
Net interest income	$4,051	$4,092	$4,023	(1.0)	%	.7	%	$—	.7	%
Taxable-equivalent adjustment	29	30	29	(3.3)		—		—	—	
Net interest income (taxable-equivalent basis)	4,080	4,122	4,052	(1.0)		.7		—	.7	
Noninterest income	2,924	2,836	2,815	3.1		3.9		—	3.9	
Net revenue	**7,004**	**6,958**	**6,867**	**.7**		**2.0**		**—**	**2.0**	
Noninterest expense	4,181	4,232	4,214	(1.2)		(.8)		26	(.2)	
Operating income	**2,823**	**2,726**	**2,653**	**3.6**		**6.4**		**(26)**	**5.4**	
Provision for credit losses	501	537	568	(6.7)		(11.8)		—	(11.8)	
Income before taxes	**2,322**	**2,189**	**2,085**	**6.1**		**11.4**		**(26)**	**10.0**	
Applicable income taxes	501	473	474	5.9		5.7		(7)	4.2	
Net income	**1,821**	**1,716**	**1,611**	**6.1**		**13.0**		**(19)**	**11.7**	
Noncontrolling interests	(6)	(7)	(8)	14.3		25.0		—	25.0	
Net Income to company	**1,815**	**1,709**	**1,603**	**6.2**		**13.2**		**(19)**	**11.9**	
Preferred dividends/other	82	106	85	(22.6)		(3.5)		—	(3.5)	
Net Income to common	**$1,733**	**$1,603**	**$1,518**	**8.1**	**%**	**14.2**	**%**	**($19)**	**12.8**	**%**
Net interest margin[1]	2.66%	2.72%	2.67%	(6)	bps	(1)	bps	—%	(1)	bps
Efficiency ratio[2]	59.2%	60.8%	61.0%	(160)	bps	(180)	bps	.3%	(150)	bps
Diluted EPS	$1.11	$1.03	$.97	7.8	%	14.4	%	$(.01)	13.3	%

U.S. Bancorp

1 Taxable-equivalent basis
2 Non-GAAP; see appendix for calculations and description of notable items

21

U.S. Bancorp 22 $374.7 $379.0 $378.5 2Q24 1Q25 2Q25 Average Loans -0.1% linked quarter +1.0% year-over-year $ in billions 1 Includes $12B in Payments commercial loans • On a year-over-year basis, average total loan growth was driven by higher commercial and credit card loans partially offset by lower commercial real estate loans, residential mortgages, and other retail loans • On a linked quarter basis, the decrease in average total loans was driven by lower residential mortgages and other retail loans, partially offset by higher commercial loans Average % of Average Change vs. 2Q 2025 Balance Total 1Q25 2Q24 Commercial1 $144 38% 2.6% 7.1 % Commercial real estate 48 13% (0.9) (7.3) Residential mortgages 116 30% (2.7) (0.7) Credit card 30 8% 0.6 4.4 Other retail 41 11% (1.7) (5.1) Total loans $379 (0.1) % 1.0%

U.S. Bancorp 23 • On a year-over-year basis, average total deposits decline was driven by lower noninterest-bearing, savings, and time deposits • On a linked quarter basis, the decrease in average total deposits was driven by lower noninterest-bearing and savings deposits, partially offset by higher time deposits Average Deposits -0.7% linked quarter -2.1% year-over-year $ in billions Noninterest-bearing Interest-bearing 2Q24 1Q25 2Q25 Average Average Change vs. 2Q 2025 Balance 1Q25 2Q24 Noninterest-bearing deposits $79 (0.7) % (5.2) % Money market savings 177 (9.4) (15.0) Interest checking 132 4.7 4.7 Savings accounts 58 15.7 49.7 Time deposits 57 2.6 (1.1) Total interest-bearing deposits $424 (0.7) % (1.6) % Total deposits $503 (0.7) % (2.1) % $502.9$506.5$513.9

U.S. Bancorp 24 $ in billions 2Q25 1Q25 4Q24 3Q24 2Q24 Total U.S. Bancorp shareholders’ equity $61.4 $60.1 $58.6 $58.9 $56.4 Basel III Standardized Approach 1 Fully implemented common equity tier 1 capital ratio 10.7% 10.8% 10.5% 10.5% 10.2 % Tier 1 capital ratio 12.3% 12.4% 12.2% 12.2% 11.9 % Total risk-based capital ratio 14.3% 14.4% 14.3% 14.2% 14.0 % Leverage ratio 8.5% 8.4% 8.3% 8.3% 8.1 % Common equity to assets 8.0% 7.9% 7.6% 7.6% 7.3 % Tangible common equity to tangible assets 2 6.1% 6.0% 5.8% 5.7% 5.4 % Tangible common equity to risk-weighted assets 2 9.0% 8.9% 8.5% 8.6% 8.0 % Common equity tier 1 capital to risk-weighted assets, reflecting transitional regulatory capital requirements related to the current expected credit losses methodology 1 — % — % 10.6% 10.5% 10.3% 1 Beginning January 1, 2025, the regulatory capital requirements fully reflect implementation related to the CECL methodology. Prior to 2025, the Company’s capital ratios reflected certain transitional adjustments. 2 Non-GAAP; see appendix for calculations Capital Position 2 2 2

Payment Services

Payments Total Net Revenue by Business (2Q25)


33%
67%

- Payments: Consumer & Small Business (PCS)
- Payments: Merchant & Institutional (PMI)


40%
60%

- Net interest income (taxable-equivalent basis)
- Noninterest income

Historical Linked Quarter Seasonality for Payment Fees Revenue[1]

Segment	1Q	2Q	3Q	4Q
Card[2]	↓	↑	stable	↑
Corporate Payments	stable	↑	↑	↓
Merchant Processing	↓	↑	↑	↓

Highlights

- Ranked #1 (up from #2 in 2024) in credit card online banking as per Keynova 2025 rankings
- U.S. Bank and Fiserv to introduce agent card issuance on Credit Choice with Elan capabilities
- Elavon maintained position as 8th largest merchant acquirer in Europe by sale volume[3]
- Enhanced Wyndham Hotels & Resorts' mobile check-in and touchless payments experience through Wyndham Connect using Elavon's Cloud Payments Interface
- Ranked #2 in Purchase Card and #3 in combined Purchase and Corporate Card rankings[4]
- Unveiled expanded Embedded Payments Suite to power efficient and secure payment capabilities on existing platforms
- Tech-led[5] investments fueling 11% YoY tech-led fee growth in 2Q25, representing 35% of MPS revenue

Fee Revenue Growth Rates

Total Card: +3.3% year-over-year › +4.4% Credit only

Merchant Processing (MPS): +4.4% year-over-year

Corporate Payments (CPS): -1.5% year-over-year

[1] Linked quarter change based on trends from 2015 to 2019 [2] Includes Prepaid Card [3] 2025 Nilson report issue #1287, June 2025; based on volume and excluding merchant acquirers that operate outside our core geographies [4] 2024 Nilson report issue #1285, May 2025; based on purchase volume [5] Tech-led includes digital, omni-commerce and e-commerce as well as investments in integrated software providers

U.S. Bancorp
25

U.S. Bancorp 26 $134,339 $133,138 $135,384 $140,130 $143,817 0.43% 0.44% 0.43% 0.47% 0.36 % Average Loans NCO% 2Q24 3Q24 4Q24 1Q25 2Q25 Credit Quality – Commercial Key StatisticsAverage Loans ($M) and Net Charge-offs Ratio 2.7% (0.9)% 1.7% 3.5% 2.6% Linked Quarter Growth Key Points • Average loans increased by 2.6% on a linked quarter basis • Utilization increased quarter-over-quarter to 25.4% for 2Q25 versus 25.1% for 1Q25 • Nonperforming loans ratio decreased 4 bps quarter-over-quarter $ in millions 2Q24 1Q25 2Q25 Average loans $134,339 $140,130 $143,817 30-89 delinquencies 0.21% 0.21% 0.22% 90+ delinquencies 0.06% 0.07% 0.06 % Nonperforming loans 0.41% 0.43% 0.39 % Revolving Line Utilization Trend 4Q 16 2Q 17 4Q 17 2Q 18 4Q 18 2Q 19 4Q 19 2Q 20 4Q 20 2Q 21 4Q 21 2Q 22 4Q 22 2Q 23 4Q 23 2Q 24 4Q 24 2Q 25 10% 20% 30% 40%

U.S. Bancorp 27 CRE by Loan Type Mortgage 58% Owner Occupied 21% Construction 21% Credit Quality – Commercial Real Estate Key Points Average Loans ($M) and Net Charge-offs Ratio Key Statistics Linked Quarter Growth (1.4)% (1.6)% (3.1)% (2.0)% (0.9)% • CRE Office segment is appropriately reserved at 10.7% • Increases in 30-89 and 90+ delinquencies are primarily administrative in nature • Net charge-offs continue to be driven by losses in Office 1 SFR = Single Family Residential $52,289 $51,454 $49,871 $48,890 $48,466 0.28% 0.54% 0.30% (0.03) % 0.47 % Average Loans NCO% 2Q24 3Q24 4Q24 1Q25 2Q25 CRE by Property Class SFR Construction 8% Owner Occupied 21% Multi-Family 37% Office 10% Industrial 10% Other 14% $ in millions 2Q24 1Q25 2Q25 Average loans $52,289 $48,890 $48,466 30-89 delinquencies 0.04% 0.12% 0.23% 90+ delinquencies 0.02% 0.01% 0.28 % Nonperforming loans 1.85% 1.61% 1.58% 1

U.S. Bancorp 28 $116,478 $117,559 $118,406 $118,844 $115,616 (0.01) % (0.01) % (0.01) % 0.00% 0.00 % Average Loans NCO% 2Q24 3Q24 4Q24 1Q25 2Q25 Credit Quality – Residential Mortgage Key Points • Average loans decreased by 2.7% on a linked quarter basis driven by the portfolio sale • Continued low losses and nonperforming loans supported by strong portfolio credit quality and collateral values • Increase in 90+ delinquencies primarily reflective of delinquency migration due to California wildfires impacts • Originations continue to reflect high credit quality (weighted average credit score of 769, weighted average LTV of 70%) Linked Quarter Growth Average Loans ($M) and Net Charge-offs Ratio Key Statistics $ in millions 2Q24 1Q25 2Q25 Average loans $116,478 $118,844 $115,616 30-89 delinquencies 0.12% 0.25% 0.15% 90+ delinquencies 0.15% 0.19% 0.28 % Nonperforming loans 0.13% 0.12% 0.13% 0.7% 0.9% 0.7% 0.4% (2.7)% Residential Mortgage Delinquencies ($M) 30-89 days past due 90+ days past due 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 $— $200 $400 $600 $800 $1,000

U.S. Bancorp 29 $28,349 $28,994 $29,438 $29,404 $29,588 4.47% 4.10% 4.28% 4.48% 4.30 % Average Loans NCO% 2Q24 3Q24 4Q24 1Q25 2Q25 Credit Quality – Credit Card Key Points • Average loans increased by 0.6% on a linked quarter basis • Net charge-off rate decreased to 4.30% consistent with seasonal patterns • 30-89 and 90+ day delinquency rates improved on a linked quarter and year-over-year basis Average Loans ($M) and Net Charge-offs Ratio Key Statistics 1.5% 2.3% 1.5% (0.1)% 0.6% Linked Quarter Growth $ in millions 2Q24 1Q25 2Q25 Average loans $28,349 $29,404 $29,588 30-89 delinquencies 1.34% 1.31% 1.24% 90+ delinquencies 1.30% 1.40% 1.24 % Nonperforming loans — % — % — % Credit Card Delinquencies ($M) 30-89 days past due 90+ days past due 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 $— $200 $400 $600 $800 $1,000

U.S. Bancorp 30 Credit Quality – Other Retail Key Points • Average loans decreased by 1.7% on a linked quarter basis • Nonperforming loans ratio increased slightly quarter-over-quarter • Net charge-off ratio decreased 9 bps on a linked quarter basis Average Loans ($M) and Net Charge-offs Ratio Key Statistics Linked Quarter Growth (1.0)% (0.7)% (0.9)% (1.9)% (1.7)% $43,230 $42,925 $42,556 $41,760 $41,042 0.45% 0.47% 0.59% 0.61% 0.52 % Average Loans NCO% 2Q24 3Q24 4Q24 1Q25 2Q25 Auto Loans 13% Installment 35% Home Equity 33% Retail Leasing 9% Revolving Credit 10% $ in millions 2Q24 1Q25 2Q25 Average loans $43,230 $41,760 $41,042 30-89 delinquencies 0.54% 0.50% 0.43% 90+ delinquencies 0.14% 0.14% 0.13 % Nonperforming loans 0.33% 0.36% 0.38%

U.S. Bancorp 31 Financial Targets ROA ROTCE Fee Income Growth Efficiency Ratio 1.15% to 1.35% High teens Mid-single digits Mid-to-high 50s Medium-term1 Key assumptions2 Modest GDP growth Stable unemployment rate Moderating inflation Current tax policy Fed Funds rate path consistent with market implied Upward sloping yield curve driven by rate cuts Stable credit quality 1 Medium-term represents 2026 & 2027 2 Key assumptions as of September 12, 2024 and presented at Investor Day

U.S. Bancorp 32 Non-GAAP Financial Measures (1), (2) – see last page in appendix for corresponding notes Three Months Ended (Dollars in Millions, Unaudited) June 30, 2025 March 31, 2025 June 30, 2024 Net interest income $ 4,051 $ 4,092 $ 4,023 Taxable-equivalent adjustment (1) 29 30 29 Net interest income, on a taxable-equivalent basis 4,080 4,122 4,052 Net interest income, on a taxable-equivalent basis (as calculated above) 4,080 4,122 4,052 Noninterest income 2,924 2,836 2,815 Less: Securities gains (losses), net (57) — (36) Total net revenue, excluding net securities gains (losses) (a) 7,061 6,958 6,903 Noninterest expense (b) 4,181 4,232 4,214 Efficiency ratio (b)/(a) 59.2% 60.8% 61.0 % Total net revenue, excluding net securities gains (losses) (as calculated above) (c) $ 6,903 Noninterest expense 4,214 Less: Notable items (2) 26 Noninterest expense, excluding notable items (d) 4,188 Efficiency ratio, excluding notable items (d)/(c) 60.7 % Net income attributable to U.S. Bancorp $ 1,603 Less: Notable items (2) (19) Net income attributable to U.S. Bancorp, excluding notable items 1,622 Annualized net income attributable to U.S. Bancorp, excluding notable items (e) 6,524 Average assets (f) 665,504 Return on average assets, excluding notable items (e)/(f) 0.98 % Net income applicable to U.S. Bancorp common shareholders $ 1,518 Less: Notable items, including the impact of earnings allocated to participating stock awards (2) (19) Net income applicable to U.S. Bancorp common shareholders, excluding notable items 1,537 Annualized net income applicable to U.S. Bancorp common shareholders, excluding notable items (g) 6,182 Average common equity (h) 49,221 Return on average common equity, excluding notable items (g)/(h) 12.6 % Net income applicable to U.S. Bancorp common shareholders, excluding notable items (as calculated above) (i) $ 1,537 Average diluted common shares outstanding (j) 1,561 Diluted earnings per common share, excluding notable items (i)/(j) $ 0.98

U.S. Bancorp 33 Three Months Ended (Dollars in Millions, Unaudited) June 30, 2025 March 31, 2025 June 30, 2024 Net income applicable to U.S. Bancorp common shareholders $ 1,733 $ 1,603 $ 1,518 Intangibles amortization (net-of-tax) 98 97 113 Net income applicable to U.S. Bancorp common shareholders, excluding intangibles amortization 1,831 1,700 1,631 Annualized net income applicable to U.S. Bancorp common shareholders, excluding intangibles amortization (a) 7,344 6,894 6,560 Average total equity 61,356 60,071 56,492 Average preferred stock (6,808) (6,808) (6,808) Average noncontrolling interests (457) (460) (463) Average goodwill (net of deferred tax liability) (3) (11,544) (11,513) (11,457) Average intangible assets (net of deferred tax liability), other than mortgage servicing rights (1,734) (1,806) (2,087) Average tangible common equity (b) 40,813 39,484 35,677 Return on tangible common equity (a)/(b) 18.0% 17.5% 18.4 % Net income applicable to U.S. Bancorp common shareholders, excluding intangibles amortization (as calculated above) $ 1,631 Less: Notable items, including the impact of earnings allocated to participating stock awards (2) (19) Net income applicable to U.S. Bancorp common shareholders, excluding intangibles amortization and notable items 1,650 Annualized net income applicable to U.S. Bancorp common shareholders, excluding intangibles amortization and notable items (c) 6,636 Average tangible common equity (as calculated above) (d) 35,677 Return on tangible common equity, excluding notable items (c)/(d) 18.6% (2), (3) – see last page in appendix for corresponding notes Non-GAAP Financial Measures

Non-GAAP Financial Measures

(Dollars and Shares in Millions Except Per Share Data, Unaudited)		June 30, 2025		March 31, 2025		December 31, 2024		September 30, 2024		June 30, 2024
Total equity	$	61,896	$	60,558	$	59,040	$	59,321	$	56,885
Preferred stock		(6,808)		(6,808)		(6,808)		(6,808)		(6,808)
Noncontrolling interest		(458)		(462)		(462)		(462)		(465)
Common equity (a)		54,630		53,288		51,770		52,051		49,612
Goodwill (net of deferred tax liability) (3)		(11,613)		(11,521)		(11,508)		(11,540)		(11,449)
Intangible assets (net of deferred tax liability), other than mortgage servicing rights		(1,699)		(1,761)		(1,846)		(1,944)		(2,047)
Tangible common equity (b)		41,318		40,006		38,416		38,567		36,116
Common equity tier 1 capital, determined in accordance with transitional regulatory capital requirements related to the current expected credit losses methodology implementation						47,877		47,164		46,239
Adjustments (4)						(433)		(433)		(433)
Common equity tier 1 capital, reflecting the full implementation of the current expected credit losses methodology (c)						47,444		46,731		45,806
Total assets (d)		686,370		676,489		678,318		686,469		680,058
Goodwill (net of deferred tax liability) (3)		(11,613)		(11,521)		(11,508)		(11,540)		(11,449)
Intangible assets (net of deferred tax liability), other than mortgage servicing rights		(1,699)		(1,761)		(1,846)		(1,944)		(2,047)
Tangible assets (e)		673,058		663,207		664,964		672,985		666,562
Risk-weighted assets, determined in accordance with transitional regulatory capital requirements related to the current expected credit losses methodology implementation if applicable (f)	*	459,521		450,290		450,498		447,476		449,111
Adjustments (5)						(368)		(368)		(368)
Risk-weighted assets, reflecting the full implementation of the current expected credit losses methodology (g)						450,130		447,108		448,743
Common shares outstanding (h)		1,558		1,560		1,560		1,561		1,560
Ratios										
Common equity to assets (a)/(d)		8.0%		7.9%		7.6%		7.6%		7.3%
Tangible common equity to tangible assets (b)/(e)		6.1		6.0		5.8		5.7		5.4
Tangible common equity to risk-weighted assets (b)/(f)		9.0		8.9		8.5		8.6		8.0
Common equity tier 1 capital to risk-weighted assets, reflecting the full implementation of the current expected credit losses methodology (c)/(g)						10.5		10.5		10.2
Tangible book value per common share (b)/(h)	$	26.52	$	25.64	$	24.63	$	24.71	$	23.15

(3), (4), (5) – see last page in appendix for corresponding notes
*Preliminary data. Subject to change prior to filings with applicable regulatory agencies.

U.S. Bancorp 34

Non-GAAP Financial Measures

(Dollars in Millions, Unaudited)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2023
Common equity tier 1 capital, determined in accordance with transitional regulatory capital requirements related to the current expected credit losses methodology implementation (a)	49,382	48,482	47,877	47,164	46,239	42,027
Accumulated Other Comprehensive Income (AOCI) related adjustments (6)	(8,458)	(8,737)	(9,198)	(8,648)	(9,801)	(10,153)
Common equity tier 1 capital, including AOCI related adjustments (6) (b)	40,924	39,745	38,679	38,516	36,438	31,874
Risk-weighted assets, determined in accordance with transitional regulatory capital requirements related to the current expected credit losses methodology implementation (c)	459,521	450,290	450,498	447,476	449,111	494,048
Ratios						
Common equity tier 1 capital ratio (a)/(c)	10.75 %	10.77 %	10.63 %	10.54 %	10.30 %	8.51 %
Common equity tier 1 capital ratio, including AOCI related adjustments (6) (b)/(c)	8.91	8.83	8.59	8.61	8.11	6.45

(Dollars in Millions, Unaudited)		Year Ended December 31, 2024
Net interest income	$	16,289
Taxable-equivalent adjustment (1)		120
Net interest income, on a taxable-equivalent basis	$	16,409
Net interest income, on a taxable-equivalent basis (as calculated above)		16,409
Noninterest income	$	11,046
Less: Securities gains (losses)		(154)
Total net revenue, excluding net securities gains (losses)		27,609

U.S. Bancorp
(1), (6) – see last page in appendix for corresponding notes

35

U.S. Bancorp 36 Non-GAAP Financial Measures ($ in millions) Six Months Ended June 30, 2025 Line of Business Financial Performance Net Revenue Wealth, Corporate, Commercial and Institutional Banking $ 5,947 Consumer and Business Banking 4,424 Payment Services 3,623 Treasury and Corporate Support (32) Total Company 13,962 Less Treasury and Corporate Support (32) Total Company excluding Treasury and Corporate Support $ 13,994 Percent of Total Company Wealth, Corporate, Commercial and Institutional Banking 42 % Consumer and Business Banking 32 % Payment Services 26 % Treasury and Corporate Support — % Total Company 100 % Percent of Total Company excluding Treasury and Corporate Support Wealth, Corporate, Commercial and Institutional Banking 42 % Consumer and Business Banking 32 % Payment Services 26 % Total Company excluding Treasury and Corporate Support 100%

Non-GAAP Financial Measures

(Dollars in Millions, Unaudited)	Three Months Ended June 30, 2025	June 30, 2024	March 31, 2025	March 31, 2024	December 31, 2024	December 31, 2023
Net interest income	$ 4,051	$ 4,023	$ 4,092	$ 3,985	$ 4,146	$ 4,111
Taxable-equivalent adjustment (1)	29	29	30	30	30	31
Net interest income, on a taxable-equivalent adjustment basis	4,080	4,052	4,122	4,015	4,176	4,142
Net interest income, on a taxable-equivalent basis (as calculated above)	4,080	4,052	4,122	4,015	4,176	4,142
Noninterest income	2,924	2,815	2,836	2,700	2,833	2,620
Total net revenue	7,004	6,867	6,958	6,715	7,009	6,762
Percentage change (a)	2.0 %		3.6 %		3.7 %	
Less: Securities gains (losses), net	(57)	(36)	—	2	(1)	2
Total net revenue, excluding net securities gains (losses)	7,061	6,903	6,958	6,713	7,010	6,760
Less: Notable items	—	—	—	—	—	(118)
Total net revenue, excluding net securities gains (losses) and notable items	7,061	6,903	6,958	6,713	7,010	6,878
Percent change (b)	2.3 %		3.6 %		1.9 %	
Noninterest expense	4,181	4,214	4,232	4,459	4,311	5,219
Percentage change (c)	(0.8)%		(5.1)%		(17.4)%	
Less: Notable items (2)	—	26	—	265	109	1,015
Total noninterest expense, excluding notable items	4,181	4,188	4,232	4,194	4,202	4,204
Percentage change (d)	(0.2)%		0.9 %		— %	
Operating leverage (a) - (c)	2.8 %		8.7 %		21.1 %	
Operating leverage, excl. notable items and net securities losses (b) - (d)	2.5 %		2.7 %		1.9 %	

U.S. Bancorp
(1), (2) - see last page in appendix for corresponding notes
37

Non-GAAP Financial Measures

(Dollars in Millions, Unaudited)	Three Months Ended September 30, 2024	September 30, 2023	June 30, 2024	June 30, 2023	March 31, 2024	March 31, 2023
Net interest income	$ 4,135	$ 4,236	$ 4,023	$ 4,415	$ 3,985	$ 4,634
Taxable-equivalent adjustment (1)	31	32	29	34	30	34
Net interest income, on a taxable-equivalent adjustment basis	4,166	4,268	4,052	4,449	4,015	4,668
Net interest income, on a taxable-equivalent basis (as calculated above)	4,166	4,268	4,052	4,449	4,015	4,668
Noninterest income	2,698	2,764	2,815	2,726	2,700	2,507
Total net revenue	6,864	7,032	6,867	7,175	6,715	7,175
Percentage change (a)	(2.4)%		(4.3)%		(6.4)%	
Less: Securities gains (losses), net	(119)	—	(36)	3	2	(32)
Total net revenue, excluding net securities gains (losses)	6,983	7,032	6,903	7,172	6,713	7,207
Less: Notable items	—	—	—	(22)	—	—
Total net revenue, excluding net securities gains (losses) and notable items	6,983	7,032	6,903	7,194	6,713	7,207
Percent change (b)	(0.7)%		(4.0)%		(6.9)%	
Noninterest expense	4,204	4,530	4,214	4,569	4,459	4,555
Percentage change (c)	(7.2)%		(7.8)%		(2.1)%	
Less: Notable items (2)	—	284	26	310	265	244
Total noninterest expense, excluding notable items	4,204	4,246	4,188	4,259	4,194	4,311
Percentage change (d)	(1.0)%		(1.7)%		(2.7)%	
Operating leverage (a) - (c)	4.8 %		3.5 %		(4.3)%	
Operating leverage, excl. notable items and net securities losses (b) - (d)	0.3 %		(2.3)%		(4.2)%	

U.S. Bancorp

(1), (2) - see last page in appendix for corresponding notes

38

U.S. Bancorp 39 Non-GAAP Financial Measures Three Months Ended (Dollars in Millions, Unaudited) December 31, 2023 December 31, 2022 Net interest income $ 4,111 $ 4,293 Taxable-equivalent adjustment (1) 31 32 Net interest income, on a taxable-equivalent adjustment basis 4,142 4,325 Net interest income, on a taxable-equivalent basis (as calculated above) 4,142 4,325 Noninterest income 2,620 2,043 Total net revenue 6,762 6,368 Percentage change (a) 6.2 % Less: Securities gains (losses), net 2 (18) Total net revenue, excluding net securities gains (losses) 6,760 6,386 Less: Notable items (118) (381) Total net revenue, excluding net securities gains (losses) and notable items 6,878 6,767 Percent change (b) 1.6 % Noninterest expense 5,219 4,043 Percentage change (c) 29.1 % Less: Notable items (2) 1,015 90 Total noninterest expense, excluding notable items 4,204 3,953 Percentage change (d) 6.3 % Operating leverage (a) - (c) (22.9) % Operating leverage, excl. notable items and net securities losses (b) - (d) (4.7) % (1), (2) - see last page in appendix for corresponding notes

U.S. Bancorp 40 Non-GAAP Financial Measures Three Months Ended (Dollars in Millions, Unaudited) March 31, 2025 March 31, 2024 June 30, 2024 June 30, 2023 Noninterest income 2,836 2,700 2,815 2,726 Less: Securities gains (losses), net — 2 (36) 3 Less: Notable items (2) — — — (22) Total noninterest income, excluding net securities gains (losses) and notable items 2,836 2,698 2,851 2,745 Percent change 5.1% 3.9% (2) - see last page in appendix for corresponding notes

U.S. Bancorp 41 Notes 1. Based on a federal income tax rate of 21 percent for those assets and liabilities whose income or expense is not included for federal income tax purposes. 2. Notable item for the three months ended December 31, 2024 of $109 million ($82 million net-of-tax) included lease impairments and operational efficiency actions. Notable items for the three months ended June 30, 2024 was a $26 million ($19 million net-of-tax) charge for the increase in FDIC special assessment. Notable items for the three months ended March 31, 2024 of $265 million ($199 million net-of-tax) included $155 million of merger and integration-related charges and a $110 million charge for the increase in the FDIC special assessment. Notable items for the three months ended December 31, 2023 of $1.1 billion ($780 million net-of-tax, including a $70 million discrete tax benefit) included $(118) million of noninterest income related to investment securities balance sheet repositioning and capital management actions, $171 million of merger and integration-related charges, $734 million of FDIC special assessment charges and a $110 million charitable contribution. Notable items for the three months ended September 30, 2023 included $284 million ($213 million net-of-tax) of merger and integration-related charges. Notable items for the three months ended June 30, 2023 of $575 million ($432 million net-of-tax) included $(22) million of noninterest income related to balance sheet repositioning and capital management actions, $310 million of merger and integration-related charges, and $243 million of provision for credit losses related to balance sheet repositioning and capital management actions. Notable items for the three months ended March 31, 2023 included $244 million ($183 million net-of-tax) of merger and integration-related charges. Notable items for the three months ended December 31, 2022 of $1.3 billion ($952 million net-of-tax) included $(399) million of noninterest income related to balance sheet repositioning and capital management actions, $90 million of merger and integration-related charges and $791 million of provision for credit losses related to the acquisition of Union Bank and balance sheet optimization activities.

U.S. Bancorp 42 1. 2. 3. Includes goodwill related to certain investments in unconsolidated financial institutions per prescribed regulatory requirements. 4. Includes the estimated increase in the allowance for credit losses related to the adoption of the current expected credit losses methodology net of deferred taxes. 5. Includes the impact of the estimated increase in the allowance for credit losses related to the adoption of the current expected credit losses methodology. 6. Includes Accumulated Other Comprehensive Income (AOCI) related to available for sale securities, pension plans, and available for sale to held to maturity transfers. Notes

U.S. Bancorp 43